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                                                                   Exhibit 10.17
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                           NON-COMPETITION AGREEMENT
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It is contemplated that Renaissance Holdings, Inc. ("RHI") will be merged into
Renaissance Credit Services, Inc., a subsidiary of Household International, Inc. ("Household"), and Shareholder will subsequently hold Household stock instead of RHI stock. Shareholder will be actively involved in the management of the business previously carried on by RHI. In consideration for the increased compensation and other benefits Shareholder will receive in connection with the merger, the parties to this Agreement hereby agree as follows:

1. Effective as of the closing date of the merger and until December 31, 2002 Shareholder shall not invest or engage in any business which is principally a sub-prime credit card consumer lender within the United States or Canada (the "Competitor"), or accept employment with or render services to any Competitor within the United States or Canada. Notwithstanding the foregoing, Shareholder will not be deemed to have invested in or be engaged directly or indirectly in any business in contravention of the preceding sentence if Shareholder participates in any such business solely as a passive investor of up to one percent (1%) of the equity securities of a company or partnership, the securities of which are publicly traded.

2. The provisions of this Agreement shall be construed, to the extent possible, so as to guarantee their enforceability. In case any one or more of the provisions contained in the Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. Furthermore, if the scope of any restriction or requirement contained in this Agreement is too broad to permit enforcement of such restriction or requirement to its full extent, then such restriction or requirement shall be enforced to the maximum extent permitted by law, and the parties agree to accept as binding any such modification made by the arbitrator or court of competent jurisdiction in any proceeding brought to enforce such restriction or requirement.

3. Subject to paragraph 4 below, any controversy or claim arising out of or relating to this Agreement or breach hereof shall be settled by mediation or arbitration in Chicago, Illinois in accordance with the laws of the State of Illinois, without regard to any conflict of laws rules in Illinois. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The arbitrator(s) shall be constrained to apply only the laws of the state of Illinois (other than Illinois' conflict of laws provision) and shall not apply the laws of any other state or forum.

4. In those cases where money damages may not be a sufficient remedy for any breach of this Agreement, Household and the Shareholder shall be entitled to

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    equitable relief, including injunction, in addition to all other remedies available at law or equity to Household and the Shareholder.

5. This Agreement may only be amended or terminated by written agreement, signed by both of the parties.

6. This Agreement may be executed by the parties hereto in two (2) or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

7. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Illinois, other than the conflict of laws provisions of such laws.



    HOUSEHOLD INTERNATIONAL, INC.



    By:    /s/ S. N. Mehta                 Date:  December 1, 1999
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         Siddharth N. (Bobby) Mehta
         Its Group Executive



    Shareholder:


        /s/ Charles B. Engelberg
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